Exhibit 10.3

SECOND AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT

This Second Amendment to Executive Employment Agreement dated as of September 9, 2014 (this “Second Amendment”), by and between Adaptive Medias, Inc., (formerly Mimvi, Inc.) a Nevada corporation (the “Company”), and Qayed Shareef (the “Executive”).

WHEREAS, the parties hereto entered into that certain Executive Employment Agreement dated as of July 1, 2013 (the “Original Agreement”), as amended on January 21, 2014 (the “First Amendment” and together with the Original Agreement, the “Agreement”); and

WHEREAS, the Executive and the Company have agreed to enter into this Second Amendment to amend the Agreement with such capitalized terms used but not otherwise defined herein having the meanings given to them in the Agreement.

NOW, THEREFORE, for value received, the Executive and the Company agree as follows:

1. Section 3(a). The reference to “$120,000” is hereby deleted in its entirety and replaced with the reference to “$220,000”.

2. Section 4. Section 4 of the Agreement is hereby amended by adding a new subsection (g) which reads as follows:

(g) On-Target Bonus. The Executive shall be entitled to receive an ongoing annual bonus of $30,000 based on achieving the 2H revenue goal, as set forth by the Board, payable no later than thirty (30) days following the Company’s fiscal year end.

2. Affirmation of Remaining Terms and Conditions. The Company and the Executive affirm that all of the other terms and conditions of the Agreement shall continue in full force and effect.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Second Amendment effective on the date and year first above written.

ADAPTIVE MEDIAS, INC.

/s/ Omar Akram
Omar Akram, Vice President of Product & Technology

EXECUTIVE

/s/ Qayed Shareef
Qayed Shareef